SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant             ☑

Filed by a party other than the registrant                     ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☑	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

REINSURANCE GROUP OF AMERICA,

INCORPORATED

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

***YOUR IMMEDIATE ATTENTION IS REQUESTED***

May 1, 2017

Dear Shareholder:

You recently received proxy materials in connection with the 2018 Annual Meeting of Shareholders of Reinsurance Group of America, Incorporated, scheduled to be held on May 23, 2018.

According to our latest records, YOUR PROXY VOTE HAS NOT YET BEEN RECEIVED.

In addition to the election of directors, the ratification of our accounting firm and the compensation of our named executive officers, you are being asked to vote on proposals to:

●	Amend the Company’s Articles of Incorporation to give shareholders the ability to amend the Company’s Bylaws,

●	Amend the Company’s Articles of Incorporation to declassify the Board of Directors

●	Amend the Company’s Articles of Incorporation to remove the 85% supermajority voting threshold on certain provisions in the Articles of Incorporation.

Our Board of Directors recommends that you vote “FOR” each of these proposals.

Your vote is important no matter how few shares you own. Voting by internet or over the telephone is a simple process that takes only a few moments. Please vote today by internet or over the telephone to ensure your vote is received in time for the meeting!

TO VOTE THROUGH THE INTERNET:	TO VOTE BY TOUCHTONE PHONE:

Go to www.proxyvote.com and follow the instructions on the website to vote your shares using the 12-digit control number on the enclosed voting form.	Call the toll-free number on the enclosed voting form and follow the instructions.

Alternatively, you may sign the enclosed voting form and return it in the postage-paid envelope provided.

If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect (212) 929-5500 (call collect).

Thank you in advance for your support and for acting promptly.

William L. Hutton, Secretary